Exhibit 26 (g) ii. a. 4.

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION

(hereinafter the “Reinsurer”)

As of the effective date of each Agreement, the Amendment Effective Date, the Accelerated Death Benefit Rider (ABR) will be              in the Agreements.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-2-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-2-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-2-13
Peter G. Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	July 30, 2013

Print name:	James M. Greenwood

Title:	Senior Vice President

[page break]

Exhibit

Effective Date of Agreement	Description	TAI Code

9/1/1998	VUL
2/8/1999	VLS Inforce

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: September 1, 1998

Coverage: Variable Universal Life /

Effective May 1, 2012, the Amendment Effective Date, Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the attached Schedule B – Reinsurance Limits revising the            .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-2-13
Peter G. Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	March 28, 2013

Print name:	James M. Greenwood

Title:	Senior Vice President

[page break]

SCHEDULE B: REINSURANCE LIMITS

(Effective May 1, 2012)

1.	BASIS OF REINSURANCE:

:	The Reinsurer shall participate in a pool of reinsurers on a for the first $ insured for eligible . The Reinsurer’s share shall be % of the first $ . The Ceding Company will retain % of the first $ .

:	The Reinsurer shall participate in a pool of reinsurers on a for the shown in the Schedule B attachment (in the original agreement) for eligible . The Reinsurer’s share shall be % of the . The Ceding Company will retain % of the .

2.	JUMBO LIMIT: $ of Life Insurance

3.	AUTOMATIC BINDING LIMIT: $ of the first $

4.	AUTOMATIC ISSUE LIMIT: $